Exhibit 3.3

                                                           Document Number
                                                           20070841225-91
                                                           --------------------
                                                           Filing Date and Time
                                                           12/11/2007
                                                           --------------------
                                                           Entity Number
                                                           E0153512007-6
                                                           --------------------
                                                           Filed in the
                                                           office of
                                                           /s/ Ross Miller
                                                           Ross Miller
                                                           Secretary of State

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              ROSS MILLER
              Secretary of State
/State Seal/  101 North Carson Street, Suite 3
              Carson City, Nevada 89701-4299
              (775) 684 5708
              Website: secretaryofstate.biz

                         -----------------------------
                         /  Certificate of Amendment  /
                         /  (PURSUANT TO NRS 78.380)  /
                         -----------------------------

            Certificate of Amendment to Articles of Incorporation
                      For Nevada Profit Corporations
             (Pursuant to NRS 78.380 - Before Issuance of Stock)

1.  Name of corporation:

    Tropical PC Acquisition, Inc. (Entity Number E0153512007-6)

2. The articles have been amended as follows (provide article numbers, if available):

    Article 1.  Name of Corporation

       The name of the corporation shall be:

                                Monster Offers

3. The undersigned declare that they constitute at least two-thirds or the incorporators ___, or of the board of directors _X_ (check one box only)

4.  Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (if more than two signatures, attach an 8 1/2" X 11" plain sheet with the additional signatures.)

X  /s/ Nathan Kaup
   ---------------
      Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.

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